Exhibit 23.1

Consent of Independence Registered Public Accounting Firm

We consent to the use of our report dated March 24, 2022, with respect to the consolidated financial statements of Gelesis, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

May 6, 2022